EXHIBIT 23.3





                 CONSENT OF INDEPENDENT AUDITOR



I hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of my report dated February 15, 2005, relating to the financial statements of Renewable Assets, Inc. as of December 31, 2003 and 2002 and for each of the two years then ended respectively, and to the reference to my Firm under the caption of "Experts" in the Prospectus.





/s/Thomas W. Klash
Certified Public Accountant
Hollywood, Florida
March 16, 2006